As filed with the Securities and Exchange Commission on January 31 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________________________________

FORM S-1

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________________________________________________

GLOHAB, Inc.

(Exact name of registrant as specified in its charter)

_______________________________________________________________

Delaware	1521	85-1287941
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

3111 Camino del Rio North, Suite 400

San Diego, CA 92108

619-8845953

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

3111 Camino del Rio North, Suite 400

San Diego, CA 92108

619-8845953

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron E. Thomas, Esq.

Law Offices of Byron Thomas

3275 S. Jones Blvd, Ste 104

702-747-3103

byronthomaslaw@gmail.com

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)

Common Shares for sale by Our Company	20,000,000	$1.50	$30,000,000	$3,273.00	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $1.50 per share.

SUBJECT TO COMPLETION, DATED December 14, 2021.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

20,000,000 Shares of Common Stock

This prospectus will also allow us to issue up to 20,000,000 common shares (“Shares” or “Securities”) in our initial public offering with a maximum 180 day offering period ending April 10, 2022. The proceeds from the sale of the shares by the company will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Markets and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $1.50 per share. The company’s shares are not quoted on the OTC Markets.

	Offering Price per Share	Gross Proceeds to Our Company	Net Proceeds to Our Company

Per Share (Initial Public Offering)	$1.50	$1.50	$1.50

Maximum (IPO)	$1.50	$30,000,000.00	$30,000,000.00

Total	$30,000,000	$30,000,000.00	$30,000,000.00

(1)	There are no offering expenses which are relative to the number of shares being sold.

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act. The Company has irrevocably electedI not to utilized the extended transition periods provided for thereunder.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

There is a $1,000 minimum purchase, the offering will terminate upon reaching the maximum proceeds, and the funds will be held in a separate account by the company but it is not a formal escrow or trust account therefore such funds may be available to creditors of the Company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Corporate contact:

3111 Camino del Rio North, Suite 400

San Diego, CA 92108

619-8845953

The date of this prospectus is January 31, 2022.

Our mission

To solve the global housing crisis with attainable sustainable solutions empowering local communities.

Unless otherwise specified, the information in this prospectus is set forth as of January, 2022, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

i

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to GLOHAB Inc. See Cautionary Note Regarding Forward Looking Statements on page 9.

INTRODUCTION

Inadequate housing can be considered a multi-factorial epidemic caused by rapid urbanization, economic restructuring, and natural disasters. In addition, political events such as regime changes and wars have also contributed to the crisis. 1.6 billion People lack adequate housing, and 14 million people go homeless every year from natural disasters. 71 million people were displaced by war last year alone, and 3 billion new houses will be needed by 2030. Therefore, there is an enormous demand for low and middle-cost housing worldwide. The segments of the construction industry that are attempting to address this housing shortfall are faced with depleting resources, heightened environmental concerns, high costs, and deteriorating product quality. GLOHAB brings the solution, it has created a low-skill labor construction system. The system consists of interlocking, self-aligning, dry stack and modular blocks delivered in kit format for easy construction-assembly anywhere in the world.

OUR COMPANY

GLOHAB, Inc., (the company) is a Delaware “C” Corporation focused upon construction opportunities that will exploit the Company’s ability to offer green products in the construction of housing, and other buildings. The company will rapidly and economically use patented, innovative technologies and materials, and powerful methods of supporting contractors and developers that adopt the Company’s system. The Company has had operations, although minimal at this point.

GLOHAB is a CUSMA (Canada-United States-Mexico Agreement) Company that will operate throughout North America from its bases in the United States and Mexico. Beyond the initial CUSMA markets, the Company will make its molds, planning tools, and operational methodologies available to selected international licensees, which will operate as the Company does in their licensed market areas.. Most such licensees will have an organic green concrete block production capability. Licensees can be as close together as 100 miles, so the potential number of licensees in the EU, Middle East, Africa, Asia, India, Central and South America, and other parts of the world is very large. All such licensees are expected to work as the Company does in its CUSMA marketplace, but with adaptations to local construction rules, regulations, and weather conditions.

Planners and architects are encouraged to use GLOHAB’s Incablock construction system (IBCS) that combine services and green products to lower costs, promote faster construction times and lower risks. The Company provides technology, know-how, machines, equipment, planning tools, powerful incentives, training and support. The Company works together with the developer to ensure optimization of results. The result is a set of construction commitments to utilize the Company’s patented concrete and cellular concrete blocks, foaming agents, and anything required for production, as well as our intellectual property to meet their construction requirement.

The Company will use two business models to enter the North American market, Licensing for Manufacturing to Block Manufacturers and on a-per-project contract basis, where molds are shipped to the nearest block producer, which uses conventional block-making equipment to meet the needs of the project, under the supervision of Company’s technical support representatives as required.

During the early phases of construction and as long as necessary, the developer and contractors have Company resources and expertise on-site to optimize adaptation to the new and simplified construction methodologies using the advanced-technology blocks. Since the system is very simple and easy to learn, Company skills would no longer be needed. The result is a project that is erected more quickly, at lower cost, with lower skill requirements, and with less chance of error and rework when compared to other construction methods.

Our Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

Our Company shall continue to be deemed an emerging growth company until the earliest of—

(A)	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title’

(C)	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D)	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240. 12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

As an emerging growth company the company is exempt from Section 404(b) requiring that the registered accounting firm shall, in the same report, attest to and report on the assessment on effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

THE OFFERING

This prospectus covers up to 20,000,000 shares to be issued and sold by the company at a price of $1.50 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 20,000,000 shares of common stock of GLOHAB, Inc. to be sold by the issuer at a price of $1.50 per share.

Initial Offering Price	The issuer will sell up to 20,000,000 shares at a price of $1.50 per share.

Terms of the Offering	The issuer will offer and sell the shares of its common stock at a price of $1.50 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 20,000,000 shares of common stock offered by it up to a maximum of 180 days.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

The Company was originally incorporated on August 21, 1997 under the name September Project IV Corp., under the laws of the State of Florida. On March 29, 2000 the Board of Directors adopted an Amendment to its Articles and changed its name to Fashion Handbags, Inc. On February 24, 2003 the Board of Directors adopted an Amendment to its Articles and changed its name to Southwestern Medical Solutions, Inc. On April 1, 2020, the Board of Directors adopted an Amendment to its Articles and changed its name to Global Habitat Resources, Inc. On April 1, 2020 under a 251 Reorganization plan under the laws of the State of Delaware we incorporated as GLOHAB, Inc.

Our principal executive offices are located at 3111 Camino del Rio North, Suite 400, San Diego, CA 92108, and our telephone number is (619)884-5953. Our website address is www.glohab.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have not proven that our business model will allow us to generate a profit. We have produced an operational product and require additional financing for the marketing and production of product and t development of future products.

We have suffered operating losses of $2,310,041 since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.The lack of revenues, net losses, and the lack of financing may not support the growth of the company.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2021 but we do not have any firm commitments. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Because we are currently considered a development stage company within the meaning of Regulation C 406 pursuant to the Securities Exchange Act of 1933, the ability of holders of our common stock to sell their shares may be limited by applicable regulations

As a result of our classification as a “development stage company”, our investors are allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of securities until one year from the date that we cease to be a “shell company.” Additionally, as a result of our classification a shell company:

●	Investors should consider shares of our common stock to be significantly risky and illiquid investments.

●	We may not register our securities on Form S-8 (an abbreviated form of registration statement).

●	Our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.

Risks Relating to Our Business

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current construction solutions and technology platform to remain competitive and meet customer needs.

The market for housing development is relatively seasonal worldwide and is characterized by moving very slowly in changes of product utilization, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable, solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis.

We may not be able to successfully deploy our solutions in a timely manner.

Our growth will largely depend on our ability to successfully deploy our construction technology solutions across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our construction technology depends on many factors, including, among others, our ability to:

●	properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;

●	obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;

●	expand and improve our technology.

Our proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether.

Management have relevant experience in managing the manufacturing of products, our business has a higher risk of failure.

One of our officers and directors, Dr. Daniel D. Correa, has business experience related to the manufacturing marketing and development of our business; he is also the inventor of our construction system. In additioin, our VP and treasurer, Tabitha U Correa, MBA, has had previous market research and marketing with large companies.. This enhances our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has therefore been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management should be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our application will gain wide acceptance in its targeted markets or that we will be able to effectively market our services. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

We will consider retaining additional full-time management and administrative support personnel, as our business and operations increase.  We do not foresee engaging additional full-time management or administrative support personnel during the next 12 months.

Reports may not be timely filed.

There was a failure to file timely periodic reports for reporting companies previously associated with management, such as Inca Global Inc., and Eco Global Corp. Management may not timely file the periodic reports for this Company which may leave investors lacking current information and affect any future trading status.

Risks Relating to our Stock

The Offering price of $1.50 per share is arbitrary.

The Offering price of $1.50 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, our officer beneficially owns 60% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

●	the ability of the company to offer and sell the shares of common stock offered hereby;

●	the integration of multiple technologies and programs;

●	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

●	changes in existing and potential relationships with collaborative partners;

●	the ability to retain certain members of management;

●	our expectations regarding general and administrative expenses;

●	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

●	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

Gross Proceeds	7,500,000	100.00%	15,000,000	100.00%	22,500,000	100.00%	30,000,000	100.00%

Use of Proceeds
Buiding
Houses	3,000,000	60.00%	6,000,000	60.00%	9,000,000	60.00%	12,000,000	60.00%
Infrastructure at the Developments	1,500,000	20.00%	3,000,000	20.00%	4,500,000	20.00%	6,000,000	20.00%
Operations	1,125,000	15.00%	2,250,000	15.00%	3,375,000	15.00%	4,500,000	15.00%

Working Capital	750,000	10.00%	1,500,000	10.00%	2,250,000	10.00%	3,000,000	10.00%
Inventory	750,000	10.00%	1,500,000	10.00%	2,250,000	10.00%	3,000,000	10.00%
Reserve	375,000	5.00%	750,000	5.00%	1,125,000	5.00%	1,500,000	5.00%

The proceeds and use of proceeds are based on inputs from a variety of sources provided to management.

These remain estimates and actual results are expected to be different.

To secure additional and or required financing, the company owns the equipment to produce and sell Kit Houses, manufactured by third parties, and our profit margins are substantial; our clients are homeowners, and our purchase orders from them are Bona Fide secure by real estate, then these orders used to obtain Purchase Order Financing. Traditional debt financing may also be utilized if necessary.

MILESTONES

From the close of the offering:

3-6 months: purchase land for first development

6-12 months: complete infrastructure buildout on 1st development, seek out land for 2nd development

1-2 years: complete housing on first development, complete infrastructure on 2nd development

2-3 years: sell 1st development; Complete housing on 2nd development.

CAPITALIZATION

The following table sets forth our capitalization as of September30, 2021:

CURRENT ASSETS:
Cash	$1752
Inventory	$17,458
Prepaid Rent	$210
Total Current Assets	$19,420
FIXED ASSETS
Molds	$85,000
Equipment	$0
(Accumulated Depreciation)	$(63,750)
Total Fixed Assets	$21,250
OTHER ASSETS
Deposits-Land	$356,015
Total Other Assets	$356,015
Total Assets
$396,685

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$40,263
Accrued Expenses	$5,000
Payables-Related Parties	$672,573
Total current liabilities	$717,836
Long Term Liabilities
Notes Payable	$27240
Total Long Term Liabilities	$27240
Total Liabilities	$745,076
EQUITY:
Common Stock-500,000,000 common stock par value .001 authorized. Issued and outstanding as of September 30, 2021 is 404,770,986. Issued and outstanding as of December 31, 2020 is 404,542,700.	$404,771
Additional paid in capital	$1,556,879
Retained earnings or (Deficit accumulated during development stage)	$(2,310,041)
TOTAL STOCKHOLDER'S EQUITY	$(348,391)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	396,685

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $(348,391) or $(0.00086) per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $$1.49per share while our present stockholders will receive an increase of $0.00086 per share in the net tangible book value of the shares they hold. This will result in a 99.936% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

				Maximum
	25%	50%	75%	Offering

Offering Price Per Share	1.50	1.50	1.50	$1.50
Book Value Per Share Before the Offering	-0.0001	-0.0001	-0.0001	$-0.0001
Book Value Per Share After the Offering	-0.000215	-0.00043	0.000645	$0.00086
Net Increase to Original Shareholder	-0.000315	-0.00053	0.000745	$-0.00096
Decrease in Investment to New Shareholders	1.499685	1.49947	1.499255	$1.49904
Dilution to New Shareholders (%)	99.979%	99.9646666%	99.950333%	99.94%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange nor has it been traded for in excess of 2 years. We cannot assure that any market for the shares will develop or be sustained. The Company intends to apply to trade on the OTC: Pink Sheets. We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of January 31, 2022,the Company has one hundred eighty-five 185) shareholders who holds 100% of its issued and unissued outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on May 1, 2020 in the State of Delaware as a “C” corporation.

Business Strategy

GLOHAB, Inc. (GLOHAB) is a U.S. Public company focused upon construction opportunities that will exploit the Company’s ability to offer green products to construct housing and other structures rapidly and economically. The Company will use patented, innovative technologies and materials, and powerful methods of supporting contractors and developers that adopt the Company’s products and technologies. The advantages offered by the Company are so significant that many projects that are not economically feasible today will become feasible when the Company’s products and technologies become available to the developers. Many needs that could not be met in the past will be met in the future using the Company’s contribution to the construction industry. Rapid growth is therefore anticipated.

GLOHAB is a CUSMA (Canada-United States-Mexico Agreement) Company that will operate throughout North America from its bases in the United States and Mexico. Beyond the initial CUSMA markets, the Company will make its molds, planning tools, and operational methodologies available to selected international licensees, which will operate as the Company does in their licensed market areas. Most such licensees will have an organic green concrete block production capability. Licensees can be as close together as 100 miles, so the potential number of licensees in the EU, Middle East, Africa, Asia, India, Central and South America, and other parts of the world is very large. All such licensees are expected to work as the Company does in its CUSMA marketplace, adapted to local construction rules and regulations, and weather conditions.

Planners and architects are encouraged to use GLOHAB’s Incablock construction system (IBCS) that combines services and green products, lowers costs, reduces construction time and lowers risks. The Company provides Technology and know-how. It also provides machines, equipment, planning tools, and powerful incentives, as well as, training and support. It also works together with the developer to ensure optimized results. The result is a set of construction commitments to utilize the Company’s patented concrete and cellular concrete blocks, foaming agents, and anything required for production, as well as our intellectual property to meet their construction requirement. The Company will use two business models to enter the North American market. Licensing for manufacturing to block manufacturers and on a-per-project contract basis, where molds are shipped to the nearest block producer, which uses conventional block-making equipment to meet the needs of the project, under the supervision of Company’s technical support representatives as required.

During the early phases of construction, and as long as necessary, the developers and contractors will have Company resources and expertise on-site to optimize adaptation to the new and simplified construction methodologies using the advanced-technology blocks. Since the system is very simple and easy to learn, Company skills would no longer be needed. The result is a project that is erected more quickly, at lower cost, with lower skill requirements, and with less chance of error and rework when compared to other construction methods. GLOHAB construction technologies are suited for all classes of construction up to four stories, or more when used in combination with reinforced concrete and or steel structures. Construction can start from a small room, to a small house for low-income residents, at a cost not practical with conventional methods. The system is also applicable to large and more costly homes, which can be built at a speed that is not possible otherwise. Patented blocks are modular to meet any design shape. Many designs are already established, and can be provided as “kits”, ready for on-site assembly.We own several sets of molds; we use a third party manufacturer and drop shipment to the client. The Company will negotiate with exisiting facilities for the manufacture of these kits.We do not have a current agreement with a factory; we are ready to start the first quarter of 2022. The subsidiary is inactive and will be spun out of the issuer. A manufacturer has been identified but no agreement is yet in place. The Company itself will be a supplier and a technical advisor, advising on site construction crews as to proper procedure and installation.

The Company’s planning tools, molds, support systems, and construction teams combine to provide designers and contractors with the ability to bid jobs at prices and with completion times that are simply impossible to compete with using conventional construction methods.

GLOHAB’s Management Team, technology base, intellectual property management plan, market analysis, competitive research, and financial plan, all support reasonable expectations of rapid growth and profitability.

INDUSTRY BACKGROUND

The world is experiencing a global housing crisis, and as usual, “crisis” equates to “opportunity.” According to the United Nations, about 1.6 billion people live in substandard housing, and 100 million are homeless. There is an enormous demand for low and middle-cost housing worldwide. The segment of the construction industry that is attempting to address this housing shortfall is faced with depleting resources, heightened environmental concerns, high costs and deteriorating product quality. With demand for housing exceeding one billion units worldwide, the conventional and traditional construction industries are unable to adequately meet demand. Almost one person in six, worldwide, needs housing.

Inadequate housing can be considered a multi-factorial epidemic-rapid urbanization, economic restructuring, natural disasters, and political events such as regime changes and wars all have contributed to the crisis. In China, where the economy is modernizing rapidly, “increasing urbanization in the next few decades will create a need for more than 200 million new housing units, almost twice the total number of existing housing units in the United States,” says John Spengler, a professor of environmental health at the Harvard School of Public Health. The Inter-American Development Bank reports that 10 to 15 million households in Latin America live in substandard housing. The deficit in adequate housing continues to grow. While the annual increase in demand is 2.5 million dwellings, only 1.5 million dwellings are added to the housing stock each year. The World Bank has a major influence on housing policy in Latin America through its loan conditionality agreements. In the last decade, this influence has resulted in governments’ shifting their role from provider of low-income housing to facilitator of housing market reform. The World Bank has also focused on housing and related issues in several specific contexts, the first is to support financing for market-based housing.

Internationally one of the Company’s markets is in under-developed countries with emerging government housing programs and stable economies to support rapid low-cost housing development and construction. Initial Company efforts will be directed to the Mexican market due to favorable market dynamics and close proximity to the Company’s corporate office. With a growing Mexican economy and a stable mortgage market, the Company expects the Mexican housing market to remain lucrative through 2021 and beyond.

GLOHAB will be catering to “ConstruYO” a new financing program from the Institute of the National Housing Fund for Workers (Infonavit) for the do-it-yourself construction market, for those who prefer to build their own home or improve the one they already have, thus this program will open a market for thousands of new clients. The Company will cater to the program through its pricing and work with their financing models, we are in the process of being registered as supplier and technical assessor, with the Institute of the National Housing Fund for Workers (INFONAVIT), through our subsidiary in Mexico. Most homes in the Western United States and Canada are built from wood frames that are susceptible to damage from water, termites and fire. This has been the standard for decades. However wild fires are a perennial problem in the west coast and every year thousands of acres and structures and homes are destroyed, now we have the option to use noncombustible materials (masonry) to build fire resistant houses. The US receives more than 1,200 tornadoes annually - four times the amount seen in Europe, and violent tornadoes - those rated EF4 or EF5 on the Enhanced Fujita Scale (with winds in excess of 166 MPH) - occur more often in the US than in any other country. Most tornadoes in the US occur east of the Rocky Mountains with predominance in Oklahoma, Kansas and northern Texas. When an EF3-EF5 tornado hits, wood framed homes are completely leveled and the only things left standing are block built safe rooms which begs the question why not build masonry homes like they build in Florida?

GLOHAB was established to provide products and technologies to rebuild homes destroyed or damaged by fire, earthquakes, storms and war and to address the issues of low-income housing and urban slums. Using innovative, inexpensive and sustainable construction technologies the Company will assist developers and governments to redevelop communities and provides local people with the tools necessary to rebuild them.

PATENT

A Patent on the interlocking, self-aligning, mortar-less concrete block system, was issued by the United States Patent and Trademark Office in December 11, 2007 with patent No. 7,305,803 with an expiration date of May 16, 2025. The inventors are Dr. Daniel D. Correa and Mr. Lorenzo Correa and the Patent will be transferred to GLOHAB, Inc., and a new improved patent application was filed and is pending and not yet issued at this time. The company has signed an option agreement to purchase the patents and such agreements are attached as exhibits hereto.We know of no other product or technology equal or comparable to the Incablock System worldwide. The Patent is protected in the USA and abroad through the International trade agreements such as CUSMA (Canada-US-Mexico), Australia, Bahrain, Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Israel, Jordan, Korea, Morocco, Nicaragua, Oman, Panama, Peru and Singapore. Glohab, Inc., will own the patent rights. Glohab, Inc., will acquire the patent rights with company stocks, the price to be determined after valuation of the intellectual property. Glohab, Inc., will have the exclusive rights to all future patents.The new patent is file # 17/410,960, filled on 8/24/2021.

TECHNOLOGY AND KNOW-HOW

The Company owns Intellectual proprietary technologies and know-how, known as the Incablock Construction System (IBCS) to establish a business that specializes in pre-cast masonry units to build houses, as well as commercial and industrial structures. The Company offers technology transfer and know-how to qualified licensees worldwide, arranging for manufacturing equipment purchase, manufacturing facility set up, technical personnel training and construction training involving the Incablock systems. Licensees also can subscribe to a management assistance program through specialized consultants with vast development experience in the housing construction industry; the company will consider Joint Ventures when appropriate.

PRODUCTS

The Incablock product line is part of a construction system that includes several important features that set them apart from other products that may be considered competitive, and is one of the most innovative product lines in construction today. The product line offers versatile modular blocks for a total modular construction project that includes:

●	Interlocking capabilities on all contact faces. Every block forms a dilatation joint in each contact face of the block (top, bottom, left side and right side), increasing flexibility to resist earthquakes and high winds.

●	Mortar-less, it does not require mortar as its design includes an interlocking tongue and groove system that permits easy assembly by less-skilled personnel; blocks can be grouted inside their cells when dictated by the structural plans.

●	Self-alignment capabilities; all blocks of the system are congruent to each other and can only be fit together one way.

●	Single and double layer screeds, Roofs and terraces, Geotechnical infill, Protection embankments

●	Building blocks

●	3C anti-seismic bearing blocks

●	Site-cast insulation walls

●	Prefabricated residential and industrial panels

●	Cost effective; a minimum of 10 times faster than regular construction, 3 minutes compared to 39 minutes per conventional square meter, even if grout is needed.

●	Hollow cells in their block interior allows the passage of re-bars, insulation materials, cables, pipes for utilities and grout when needed.

●	Unskilled labor rated, after the first course is grouted to the flooring structure, the blocks are just assembled together, or stacked.

●	Termite free. Reduces insect infestation as concrete masonry does not provide a ready food source for insects.

●	Mold resistant. The potential for mold growth is reduced because concrete masonry does not provide a ready food source for mold.

●	Fire resistant. Since concrete blocks do not support combustion and their mass transfers heat slowly, fire resistance is very high.

●	Sound control, especially important in multi-unit housing, commercial and industrial applications, and populated areas with highways.

●	Attractive finishes. Perfectly aligned blocks with no mortar provide a better surface for applying decorative finishes by brush, trowel or spray, and in some areas may be left exposed.

●	Pre-manufactured kits for houses and buildings with all the necessary modular pieces including blocks with self-contained electrical and plumbing outlets, window molding and sills, cornices, dentils, etc.

●	Provides high thermal mass and specific heat, and therefore thermal storage, compared to frame wall construction.

●	Lightweight concrete modular units for speed and use in weight restricted buildings.

●	3D printed complex modular specialty blocks for housing electrical panels, plumbing units and other required parts in a construction.

●	Environmentally friendly, it is a natural building material with unparalleled environmental quality.

INCABLOCK CONSTRUCTION SYSTEM

A modern, state-of-the-art innovation which features in the design and fabrication of the blocks, including customized software to facilitate computer-aided design of different building structures employing the Incablock system.

The system is:

●	Manufactured with limited additional cost to the block manufacturer

●	Concrete blocks produced on conventional block making machines with the addition of a core puller (automated hydraulic equipment) to create the interlocking feature in the blocks.

●	Cellular concrete block will provide technology and know-how, machines, equipment, foaming agents required for cellular concrete production.

●	Including Roof System components and manufacturing technology know-how.

●	A total system of interlocking modular blocks and roofing structures with just molds.

●	Easy access to low-cost housing projects representing hundreds of thousands of houses through developers with contracts in hand or relationships in place.

●	Vertical integration in partnering with product manufacturers and developers breaking significant barriers to entry for competition.

●	Pre-fabricated complete “kits” for houses and buildings with all necessary modules, including blocks with self-contained electrical and plumbing outlets, window molding and sills, cornices, dentils, roofing structures, solar electric and water heaters, etc.

●	Turnkey manufacturing plants for complete “kit” houses and buildings, including technology transfer, know-how and training for both manufacturing and building assembly of houses and or buildings.

BEYOND BLOCKS

The Company offers potential licensees and equipment manufacturer’s direct contact and support that go beyond blocks, including molds and equipment to make the Incablock wall system and roofing product line. Plant layout and training is available either directly from the Company or from our strategic alliances with equipment manufacturers. We count with our own green product line produced by our suppliers that consist in the following: Solar water heaters, Solar panels, Gray water recycling equipment, Atmospheric water producing equipment, Bio digester for sewer and other self-sustaining method that can be implemented in housing projects, according to their requirements and needs.

PRODUCT MATERIALS

The raw materials used in the block production are divided into two categories; cement and aggregates. These are naturally occurring and environmentally-friendly materials and are easily found in any market area. Among products used by Incablock in some areas will be the natural Pozzolan, a volcanic silica material used by the ancient Roman as their cement; this material reduces the use of Portland cement, Ultra lightweight mineral foam for insulation and blocks making it a “greener” product and of a lighter weight, without other penalties. In many countries, the use of these green materials qualifies the house for green mortgage funding. In addition to the reduction of the Portland cement, the natural Pozzolan or Fly Ash reduces the weight of the block and increases the R value (Insulation capabilities).

QUALITY CONTROL

As part of its licensing agreement, the Company will deliver a quality control manual to manufacturing Licensees, to include a standard that during the process of block making; the production foreman will have to approve the mixing batch before the production begins and during the actual production run, every block has to be checked for cracks or deformities, blocks are rejected if any defect is observed and all rejected blocks are then sent back to the mixer for remix while fresh. These standards and processes are no different than those for conventional blocks.

TECHNICAL PERSONNEL AND CONSULTING SERVICES

The Company offers expert personnel to train and set up manufacturing plants, construction technicians to train in the use of the Incablock system and administrative management personnel to support the construction management aspect of projects anywhere in the world.

EMPLOYEES

As of September 30, 2021, we had three (full time employees, including management. We consider our relations with our employees to be good. Due to circumstances including Covid-19 restrictions, staff is currently working from home and is being compensated as independent contractors.

Description of Property

We currently lease office space at 3111 Camino del Rio North, Suite 400, San Diego, CA 92108, USA as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statement as of December 31, 2020, that appears elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

MILESTONES

From the close of the offering:

3-6 months: purchase land for first development

6-12 months: complete infrastructure buildout on 1st development, seek out land for 2nd development

1-2 years: complete housing on first development, complete infrastructure on 2nd development

2-3 years: sell 1st development; complete housing on 2nd development.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

PLAN OF OPERATIONS FOR THE INCABLOCK BUSINESS

Through its trademark “Incablock” and its subsidiaries, GLOHAB will use its proprietary patented modular interlocking dry stack concrete block construction system, the “Incablock Construction System” (ICS) and its trade secrets and “know-how” to differentiate the “ICS” from traditional block construction and or premanufactured houses in several significant ways:

GLOHAB operates two distinct business models in terms of market penetration for the USA market. The first business model offers a “Licensing Program” where a block manufacturer purchases a license for manufacturing the IBCS alone, this will provide an initial License fee, with ongoing royalty fees and the purchasing of the molds or a mold fee, if purchased directly. The Licensee also has the option to purchase the Company’s “KIT Building” capability, allowing the block manufacturer to produce and or sell a complete kit format house, commercial, or industrial building. In such cases GLOHAB will supply the roofing, plumbing, wall and many other components of the KIT from a menu of products. The second business model sells the product for large orders; the required production is sub-contracted to a local non-licensee manufacturer, using the Company’s own molds.

MARKET OPPORTUNITY IN THE US

GLOHAB’s market target is 15% of the Block Manufacturing Industry, 210 licenses within the first two years and expansion at the rate of 10% per year from the third year on. GLOHAB’s marketing plan is divided into two models and three market areas. The two market models as explained above are the Licensing Program and the Per-Project Contract. Target markets are: Block manufacturers, Developers and Contractors. For marketing purposes at the onset GLOHAB will promote the Licenses to block manufacturers, who already have existing clients in the retail hardware industry, such as Home Depot, Lowes, Dixieline among others. This should focus GLOHAB efforts on plants that already have this type of client base, this segment of the market has the immediate potential to manufacture and distribute the Incablock product line. GLOHAB will promote the Per Project Contract across the USA, by advertising throughout the construction industry, special trade organizations, and online; we will use a Master rep to get representation in all the different areas of the country.

MARKETING STRATEGY

The Company’s marketing strategy will center on the following 8 activities:

●	Corporate Image: GLOHAB will hire a specialized firm to disseminate existing images and create a corporate image.

●	Direct promotion: The Company will do all direct promotion of the products as general practice. GLOHAB will outsource reps to visit Block Manufacturers throughout the USA.

●	Outsourced advertisement campaigns of printed media: printed brochures launched at the beginning of operations with a budget of $7,000 US per month and increasing by 1% until $12,700 per month at month 60. The impact is to create awareness and position the brand. It will create the need for the manufacturers and retailers to seek GLOHAB.

●	Outsourced advertisement campaigns through media: Printed media, internet (blogs specialized in the construction industry, forums, banners, website); directed emails, with a monthly budget of US $5,000, increasing by 1% per month till it reaches US $8.5K per month at month 60.

●	Events: National and local industry events; we’ll participate in the World of Concrete and The Home Builders Association Shows. These two events are directed to market leaders and to open new markets, during the first year with a budget of US $30K; six events in the second year with a budget of $30K, and thereafter with a budget of US $30K per year for domestic events. These events will bring manufacturers retailers, developers and contractors from all territories to the GLOHAB’s product line.

●	“Grass-root” promotions: GLOHAB experts will attend industry meetings and congresses to speak on behalf of GLOHAB’s market achievements. Our experts will team with marketing staff to host social and promotional events during these meetings, including events sponsored by the National Concrete Masonry Association (NCMA) that promote masonry to cities, counties, and municipalities across United States and Canada by explaining the advantages of building with masonry products.

●	Leverage of Green Initiatives: There are permanent campaigns for green initiatives in the use of green products. Incablock qualifies for the Green denomination and can benefit from grants, advertisements and recommendations.

●	Internationally U.S. Department of Commerce: we will use the resources of USDOC, who allows the use of personnel from the US Commercial Service abroad. They are equipped to represent the company for introductions and pre-qualification of potential buyers in targeted countries, pre-qualified prospects and then passed to an executive of GLOHAB for final negotiations and closing.

COMPETITION

The competition in the US and Canada is conventional stick-built homes, mobile homes, and manufactured homes. The main competition that is found in Mexico is the standard cinder block construction that requires to be grouted in place and built by specialized labor. Additional factors affecting the decision of choosing building materials would be the area, the availability of the building material, the available craftsmen, local labor cost, import taxes, and local financing acceptance.

GOVERNTMENT REGULATIONS

Portions of our business are regulated by federal, state and local environmental regulations, including those promulgated under the Environmental Protection Agency. These federal, state and local environmental laws and regulations govern the discharge of hazardous materials into the air and water, as well as the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites. We are not aware of any federal, state or local environmental laws or regulations that will materially affect our earnings or competitive position, or result in material capital expenditures; however, we cannot predict the effect on our operations of possible future environmental legislation or regulations. Further, every county or city that we will operate in will have a building code that must be followed which includes special requirements for earthquakes, hurricanes or tornados.

EMPLOYEES

We currently have 3 employees who are full-time. None of our employees are represented by a labor union and we consider our relationships with our employees to be in good standing. Due to circumstances including Covid-19 restrictions, staff is currently working from home and is being compensated as independent contractors.

Liquidity and Capital Resources

We have entered into an agreement to purchase land for construction at a cost of $480,000. This is our only material commitment. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its monthly cash flow needs have been approximately $25,000 per month for the first 9 months of 2021. Expenses are expected to increase marginally from $25,000 per month in the last quarter of 2021. These estimates for the last quarter of 2021 are based on current compensation and lease obligations. These estimates for the last quarter are based on current compensation and lease obligations. These are estimates and actual results are expected to be different.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. In the event that the company does not receive sufficient proceeds from investors, the company is considering other financing alternative. The Company will investigate short term construction funding for any developmental projects. The Company may also review the possibility for more traditional capital loans and leases as the company proceeds. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. The Company’s resources will be directed first at administrative needs as funds are provided. The firm recognizes that it needs to maintain financial integrity and ensure security of the firm’s records. Another priority will be to market and promote the Company’s process and develop a network of customers. The firm also will utilize funds to develop the land it his acquiring. As the Company’s expenses are relatively stable, unless additional sites are rolled out, the Company believes it can continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We have not generated significant revenues since inception on August 22, 1997.

Our independent registered public accounting firm has expressed a going concern opinion, which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue of recognized trends and uncertainties in our market will not be established until the Company has had sufficient operations to provide a trend line of profits and losses.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. As of December 31, 2020 and September 30,2021, there were no share equivalents outstanding.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Daniel D. Correa	69	Pres, Sec, Dir, CEO, CFO

Tabitha U. Correa	44	Sec, Dir, VP Marketing and Treasurer

Carmen Burns	58	Office Manager

Directors, Executive Officers, Promoters and Control Persons

Daniel D. Correa, President/CEO/ CFO/Director

Dr. Daniel D. Correa is the CEO of Glohab Inc., a Delaware corporation. Dr. Correa acted as the CEO for Global Habitat Resources, Inc., formerly Southwestern Medical Solutions, Inc. a Florida corporation, on 2008 he served as the CEO for Eco Global Corporation.

Dr. Correa is the inventor of the Incablock construction system, patented in the USA. . He has vast experience in international business; he assisted the government of Peru in negotiating the free trade agreement between Peru and the United States. He has a lot of experience in negotiating housing projects and other technologies such as atmospheric water generation, solar energy technologies with private companies in countries such as the U.S., Mexico, Peru, Iraq, Saudi Arabia, Ghana and Bolivia among others. Dr. Correa has worked in financing for the production of thermoelectric energy in Mexico, the financing and construction of a racetrack in the U.S. as well as numerous large-scale housing development projects in Mexico. For a decade Dr. Correa led the construction program of the project for the movement of heavy objects using wind propelled kites for a group with the participation of Caltech University, the History Channel and National Geographic, which was documented and aired by the History Channel.

There was a failure to file timely periodic reports for reporting companies previously associated with Mr. Correauch as Inca Global Inc., and Eco Global Corp. Management may not timely file the periodic reports for this Company. which may leave investors lacking current information and affect any future trading status.

Tabitha U. Correa/ Treasurer/ Director

Tabitha U. Correa is the Treasurer and V.P. of Marketing for Glohab, Inc., in 2019 Miss Correa served as the Marketing V.P for Global Habitat Resources, Inc., formerly Southwestern Medical Solutions, Inc. a Florida corporation. Her duties included bringing the company products to the attention of investors and partners and introducing the company products at the World of Concrete show.

She is a professional Consumer and Market Researcher with over a decade of experience providing meaningful insights to improve the consumer experience, strengthening brand loyalty, and growing revenues. She has extensive knowledge of diverse functions within consumer and market research, as well as analytical recommendations to grow consumer and market share. She has worked in marketing and consumer research roles for the following organizations: Clear Channel Outdoors, KPBS TV, Univision/Telemundo, The San Diego Union-Tribune, Cox Media, and Sharp Healthcare.

She has a Master of Business Administration, Marketing & Organizational Leadership (Ashford University), a Bachelor of Arts in Business Administration, Marketing (Seattle University), and a Certificate in Marketing and Media Specialist (San Diego State University).

Cami Burns

Cami Burns has 20 years of experience in the mortgage and real estate industry. She has extensive experience in mortgage servicing, risk assessment, research, customer relations, and underwriting and mortgage fraud. Recently she has been performing as a social media, content marketing and communication strategist for several companies including Glohab Inc. and has helped create and amplify the Incablock Construction System brand. Prior to joining Glohab, she held numerous roles in the financial industry. She served as a Senior Loss Mitigation Specialist with Residential Funding Corporation. She also held Team Lead in foreclosures and customer service with Homecomings Financial and was a Manager in Customer Service Relations, and Collections with Travelers Acceptance Corporation.

Her communications, sales and marketing skills were acquired during her years of experience at major financial institutions where she provided marketing leadership and support to business units in both B2B and B2C categories.

Mrs. Burns has an excellent track record building and maintaining strategic business partner referral relationships for repeat consistent business and vast experience working with Executive Management to hit and produce company goals and long and short term strategic managements goals.

Mrs. Burns has a degree in Systems Analysis and Design from the Catholic University in Peru and studied Business administration at Lima University, Peru.Ca

Executive Compensation

Summary Compensation Table.

Summary Compensation Table

			(a)	(b)	(c)
Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total Compensation
Daniel Correa, CEO	2020	$0	$0	$0	$240,000	$240,000
James Slayton (former CFO)	2020	0	0	0	15,000	15,000
Tabitha E. Correa	2020	$0	$0	$0	$70000	$70000

Compensation for Workers under service contracts has been accrued for each period reported. Workers not under service contracts were paid during the reported periods. Partial payments were made toward the accrued compensation for the workers under agreements. The accrued compensation will be brought current once the Company has achieved positive cash for the flow. The company is accruing unpaid compensation and reporting it in its financial statements. There was $332,009 and $318,000 compensation accrued during the year ended 12/31/20 and the period ended 09/30/21 respectively. There were partial payments made toward these accruals in the amounts of $147,041 and 103,420 for the year ended 12/31/20 and the period ended 09/30/21 respectively. Currently staff has been working predominately from outside the office without a set schedule and are being treated as independent contractors for payroll purposes, and listed as All Other Compensation in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of September 30, 2021.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended September 30, 2021. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of September 30, 2021, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percent of Class

Daniel Correa (Officers and Directors as a Group)	3049 W. Canyon Ave, San Diego, CA 92123	242,200,000	60%

(*)	Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)	Percent of class is calculated on the basis of the number of fully diluted shares outstanding on September 30, 2021( ).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of GLOHAB Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors consider all relevant available facts and circumstances.

The Company accrued $105,000 and $512,743 as compensation to its officers for the period ended September 30, 2021 and December 31, 2020 out of which $22,370 was paid in the period ending September 30, 2021 and $108,980 was paid in the year ended December 31,2020 . The balance will be paid in due course.

An officer of the Company has advanced funds in the amount of $3,100 for the payment of expenses during the period ended September 30, 2021.

The Company has secured funds from Coti Development, Inc. through several notes payable. As of September 30, 2021 and December 31, 2020, the balance of the Notes payables are $15,714 and $20,321 respectfully. The Company also secured funds from a private party in September 2021. The balance of the Notes payable at September 30, 2021 is $27,240.

During the year ended December 31, 2020, the Company sold a kit house i.e. Incablock to Coti Development, Inc. for $10,000.

Revised as follows:

Payable to Related Parties:

	September 30, 2021	December 31, 2020
Tabitha Correa	$155,059	$80,479
Jeremy Davey	54,500	54,500
Daniel Correa	415,514	266,284
Total	$625,073	$401,263

The Payable to Related Parties is predominately accrued compensation for 2020 and 2021. The CEO advanced $6,734 during 2021 to pay expenses of the company. There is no deferred compensation. There are no loans, advances or other debts to shareholders or related parties in excess of $120,000.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at September 30, 2021
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	500,000,000	Issued 404,770,986

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive liquidation preferences, any remainder will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and by our Bylaws.

Under the Delaware Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We may sell the Shares subject to this prospectus from time to time in any manner permitted by the Securities Act, through personal contacts, phone, internet phone or voice conference including any one or more of the following ways:

●	directly to investors;

●	to investors through agents;

●	to dealers, and/or

●	through one or more underwriters.

While the selling shareholders will sell their shares of common stock at the fixed price of $1.75 per share until the common stock is quoted on OTCBB and thereafter at market prices, the company will sell all shares of common stock at a fixed price of $1.75 per share for the duration of the offering.

The offering of shares by our Company will only be through our officers and directors:

Our officers and directors are not: (a) subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Act; (b) compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; or (c) at the time of his participation an associated person of a broker or dealer. Mr. John Moukas and Mr. Boris Baran meet the conditions of (a)(4)(ii): he primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and he does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of this section.

None of management is experienced in sales of securities.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the Shares may be effected from time to time in one or more transactions:

●	at a fixed price or prices.

None of the management has material experience in selling securities to investors.

Shares sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell Shares, we will describe the method of distribution of the Shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage re-sales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

OTC Considerations

We intend to apply to have our stock traded on the OTC. The company’s shares may never be quoted on the OTC or listed on an exchange. The OTC is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The legal opinion for this registration statement has been provided by Byron E. Thomas, Esq., Law Offices of Byron Thomas. 3275 S. Jones, Blvd., Las Vegas Nevada 89146, 702 747-3103

EXPERTS

The financial statements included in this prospectus for the period January 1, 2018 to December 31, 2020 have been audited by AJSH & CO. LLP an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Glohab, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Report of the Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Glohab, Inc

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Glohab, Inc. (the “Company”) as of December 31, 2020 and December 31, 2019 and the related statements of operations, changes in stockholder’s equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital and an accumulated deficit during the year with negligible revenue. The above condition raises substantial doubt about the Company’s ability to continue as a going concern. Further information and management’s plan in regard to this uncertainty were also described in Note 3. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

AJSH & Co LLP

We have served as the Company’s Auditor since 2020.

New Delhi, India

August 18, 2021

Glohab, Inc.

FKA Southwestern Medical Solutions, Inc.

FINANCIAL STATEMENTS

December 31, 2019 and December 31, 2020

BALANCE SHEET

	As at December	As at December
	31, 2020	31, 2019
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	6,897	16,028
Inventory	22,458	20,382
Prepaid Rent	200	1,293
Advances to Suppliers		3,548
Total Current Assets	29,555	41,251
FIXED ASSETS
Molds	85,000	85,000
Equipment	9,000
(Accumulated Depreciation)	(43,242)	(14,167)
Total Fixed Assets	50,758	70,833
OTHER ASSETS
Deposits for Land	301,000	219,000
Deferred Tax Asset	0	0
Total Other Assets	301,000	219,000
Total Assets	381,313	331,084
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	40,263	29,748
Accrued Expenses	27,250
Payables-Related Parties	403,763	176,579
Total Current Liabilities	471,276	206,327
Long Term Liabilities
Notes Payable	20,321
Total Long Term Liabilities	20,321
Total Liabilities	491,597	206,327

EQUITY
Common Stock-500,000,000 common stock par value .001 authorized. Issued and outstanding December 31, 2020 is 404,542,700. Issued and outstanding as of December 31, 2019 is 404,000,000	404,543	404,000
Additional paid in capital	1,392,607	1,000,150
Retained earnings or (Deficit accumulated during development stage)	(1,907,434)	(1,279,393)
TOTAL STOCKHOLDER’S EQUITY	(110,284)	124,757
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	381,313	331,084

See accompanying notes to financial statements

STATEMENTS OF OPERATIONS

	For the Period	For the Year
	Ended	Ended
	December 31,	December 31,
	2020	2019

REVENUES	10000	15,000

OPERATING EXPENSES

Advertising & Promotion	4,001	16,550
Bank and Merchant Fees	754	811
Financial Expenses	48,321	224,000
Professional Fees	198,028
Other Operating Expenses	357,862	634,715
Depreciation Expense	29,075	14,167

Total Operating Expenses	638,041	890,243

NET OPERATING LOSS	(628,041)	(875,243)

OTHER EXPENSES	0	0

Total Other Expenses	0	0

NET LOSS BEFORE
INCOME TAXES	(628,041)	(875,243)

INCOME TAX EXPENSE	0	0
NET LOSS	(628,041)	(875,243)

BASIC LOSS PER COMMON SHARE	(0.00155)	(0.00217)
NUMBER OF
COMMON SHARES OUTSTANDING	404,542,700	404,000,000

See accompanying notes to financial statement

Statements of Stockholders’ Equity from January 1, 2018 to December 31, 2020

			Additional		Retained	Total
	Common	Stock	Paid In	Contributed	Earnings	Stockholder’s
	Shares	Amount	Capital	Capital	(Deficit)	Equity

Balance, December 31, 2018	402,700,000	402,700	—	1,450	(404,150)	—

Shares issued for cash in a private placement during the year ended December 31, 2019	1,300,000	1,300	998,700			1,000,000

Net (Loss) for year ended
December 31,2019					(875,243)	(875,243)
Balance, December 31, 2019	404,000,000	404,000	1,000,150		(1,279,393)	124,757
Shares issued for cash in a private placement during the year ended December 31, 2020	542,700	543	392,457			393,000

Net (Loss) for period ended December 31, 2020					(628,041)	(628,041)

Balance as at 12/31/2020	404,542,700	404,543	1,391,157	1,450	(1,907,434)	(110,284)

See accompanying notes to financial statements

Statement of Cash Flow

	For the	For the
	Period	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019
OPERATING ACTIVITIES
Net Loss	(628,041)	(875,243)
Adjustments to reconcile net loss to cash used by operation activities:
Interest on Note Payable	321
Depreciation	29,075	14,167

Changes in operating, assets & liabilities
Increase (decrease ) in Inventory	(2,076)	(20,382)
Increase (decrease ) in Prepaid Rent	1,093	(1,293)
Increase (decrease ) in Advance to supplier	3,548	(3,548)
Increase (decrease ) in accounts payable	10,515	29,748
Increase (decrease ) in accrued expenses	27,250	0
Increase (decrease ) in Payable to related party	227,184	176,579

CASH FLOWS USED IN OPERATING
ACTIVITIES	(331,131)	(679,972)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Molds	0	(85,000)
Purchase of Equipment	(9,000)
Deposits on Land	(82,000)	(219,000)
CASH FLOWS USED IN INVESTING ACTIVITIES	(91,000)	(304,000)

CASH FLOWS FROM
FINANCING ACTIVITIES
Increase in bank overdraft
Common stock	393,000	1,000,000
Contributed Capital
Proceeds from Notes Payable	20,000
	413,000	1,000,000

Net Increase (Decrease) in cash	(9,131)	16,028
Balance at beginning of period	16,028	0
Cash at end of period	6,897	16,028

See accompanying notes to financial statements

Statement of Shareholder Equity Per Share

	12/31/2020	12/31/2019

Total Shares Issued	404,542,700	404,000,000

Shareholders of record as of	185	175

Accumulated Deficit
Development Stage	(1,907,434)	(1,279,393)

Loss per share as of	$0.004715	$0.003167

See accompanying notes to financial statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized on August 22, 1997(date of inception) under the laws of the State of Florida as September Project IV Corp, Inc. The Company changed its name to Fashion Handbags, Inc.com on March 28, 2000 and subsequently to Southwestern Medical Solutions, Inc. on February 24, 2003. It further changed its name to Global Habitat Resources, Inc. (“the Company”) on April 9, 2019.The Company reorganized under 251(g) in April 2020 under the laws of the State of Delaware, and changed the name to Glohab, Inc. The Company is authorized to issue 500,000,000 shares of common stock with par value of $.001.

The Company is a development stage company. In a development stage company, management devotes most of its activities in establishing a new business and developing products. Planned principal product has not produced significant revenue as the Company has been engaged in developing and refining the product for production.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit with banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), specifically ASC 606-10-50-12. This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2019 using the full retrospective method, however the new standard did not have a material impact on its financial position and results of operations, as it did not change the manner or timing of recognizing revenue.

Property, Plant and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment ranges from three to ten years. The Company will review its long-lived assets and certain identifiable intangible assets for impairment at the end of each operating period reported. The Company will report these assets at recoverable costs.

Inventory

Inventory is valued at the lower of cost or net realizable value, net realizable value defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Reclassification

Certain prior period amounts have been reclassified to conform with current period presentation with no effect on the Company’s net loss, total assets, liabilities equity or cash flows.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets will not be realized.

Earnings (Loss) Per Share of Common Stock

The Company calculates net income (loss) per share Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. Diluted earnings (loss) per common share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that is then shared in the loss of the entity.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-00, Leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of January 1, 2019 and will account for their lease in terms of the right of use assets and offsetting lease liability obligations for this new lease under this pronouncement. The adoption of this guidance had no material impact on the financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial instruments. The amendments in this update change how companies measure and recognize credit impairment for many financial assets. The amendment is effective for fiscal years beginning after January 2023. The Company is evaluating the impact of this update.

In December 2019, the FASB issued ASU- 2019-12, Income Taxes. The new standard was issued to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard will be effective for us beginning July 1, 2021, with early adoption permitted. We are currently evaluating the impact of this standard in the financial statements, including accounting policies, processes, and systems.

There were other updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has just commenced its planned principal operations. Without the realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The Company had working capital of ($441,721) and ($165,076) and an accumulated deficit of $1,907,434 and 1,279,393 as of December 31, 2020 and December 31, 2019 respectively. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flow from operations to meet its obligations and/or obtaining additional financing as may be required. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The management’s plan to seek additional capital through private placement of its common stock, but there is substantial doubt raised by these factors regarding the Company’s ability to satisfy its liquidity needs for 12 months from the issuance of the financial statements. However, the Company has no commitments from any third party for the purchase of its equity.

The financial statements do not include adjustments to reflect the possible future effects of on the recoverability and classification of assets or amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – RISK AND UNCERTAINTIES

The Global pandemic caused by Covid-19 developed rapidly in 2020 and resulted in a high level of uncertainty and volatility that impacted business in all sectors.

At this stage the impact to the Company’s business and financial results has not been significant based on the type of business conducted. Based on management’s experience to date, management expects this to remain the case. The Company has taken certain health and safety operational measures and continue to follow government policies and advice. While there has not been a material impact thus far, the timeframe and outcome of the pandemic are uncertain.

NOTE 5 – RELATED PARTY TRANSACTION

The Company accrued $ 512,743& $390,000 as compensation to its officers for the period ended December 31, 2020 and December 31, 2019 out of which $108,980 was paid in 2020 and $ 216,000 was paid in 2019. The balance will be paid in due course.

An officer of the Company paid the taxes of Florida dept. of state on behalf of the Company for the year ended December 31, 2019 of $2,579 which was duly reimbursed during the period ended December 31, 2020.

Payable to Related Parties:

	December 31, 2020	December 31, 2019
Tabitha Correa	$80,479	$32,579
Jeremy Davey	54,500	61,000
James Slayton	2,500
Daniel Correa	266,284	83,000
Total	$403,763	$176,579

NOTE 6 – WARRANTS AND OPTIONS

As of December 31, 2020, there are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – CASH & CASH EQUIVALENT

During the periods ended December 31, 2020 and December 31, 2019, the Company had$6,897 and $16,028 as of cash & cash equivalents respectively.

NOTE 8 – PREPAID RENT

As of December 31, 2020 and December 31, 2019, the Company had prepaid rent of$200 and $1,293 respectively.

NOTE 9 – LIABILITIES

The Company entered into an agreement with What the Future Venture to procure marketing material. Management is disputing the validity of the balance invoiced for $21,200 from What the Future Venture.

The Company is also disputing the balance of the management accrual for a former officer of the Company. The officer departed and has not fulfilled the obligations under the agreement.

NOTE 10 – PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment is as follows:

	December 31, 2020	December 31, 2019
Molds	$85,000	$85,000
Forklift	9,000	0

Less: accumulated depreciation	(43,242)	(14,167)
Net assets	$50,758	$70,883

During the periods ended December 31, 2020and December 31, 2019, the Company recognized accumulated depreciation of $29,075 and $14,167respectively.The cost of equipment is depreciated over the estimated useful life of three years utilizing the straight line method of depreciation. The estimate useful life of the Forklift is 10,000 hours. The estimate average use per year is 2,000 hours.

NOTE 11 - DEPOSIT IN LAND

In June 2019, the Company entered into an informal arrangement to purchase land from Ana Luisa Ontiveros Lopez Executor of the succession of the property of C. Pantaleon Ontiveros Mendez. A formal agreement was executed subsequently on June 22, 2020. During the year 2019, the Company deposited $200,000 toward the land and purchased petro blocks in the amount of $19,000 for a building project on the land. During the year ended December 31, 2020, the Company deposited an additional $42,000.

Payments during the year ended December 31, 2019	200,000
Petro blocks purchased during the year ended December 31, 2019	19,000
Residential Lots transferred to deposits for land in 2020	40,000
Payments during the year ended December 31, 2020	42,000

Total in Deposit in Land as at December 31, 2020	301,000

NOTE 12 - CAPITAL COMMITTMENTS

On June 22, 2020, the Company entered into a written agreement to purchase 4,800 square feet of commercial land from Ana Luisa Ontiveros Lopez Executor of the succession of the property of C. Pantaleon Ontiveros Mendez for $480,000. The purchase includes transferring other assets as part of the purchase. See above. As at December 31, 2020, the Company has a capital commitment of $200,000 toward the purchase of land.

NOTE 13 – INCOME TAXES

The Company calculates its provision for U.S. federal income taxes based on the current tax law. As the Company maintains a full valuation allowance against its deferred tax assets, there is no income tax expense recorded related to this change other than the Federal AMT credit which are refundable due to the passage of tax reform.

Reconciliation of the income tax expense / (benefit) computed at the U.S. Federal income tax rate to the Company’s reported income tax expense / (benefit) for the periods ended December 31, 2020 and December 31, 2019 is as follows:

	December 31, 2020	December 31, 2019
	$	$
Profit / (loss) from operations before income tax	(628,041)	(875,243)
Plus or minus timing differences due to depreciation	7,101	2,020
Adjusted Profit /(loss)	(620,940)	(873,223)
Income tax rate	21%	21%
Income tax expense at the U.S Federal tax	(130,397)	(183,377)
Adjustments to derive effective tax rate:
Non-deductible stock bases compensation	—	—
Other non-deductible expenses	—	—
Foreign rate differentials	—	—
State and local net of federal benefit	—	—
Valuation allowance	130,397	183,377
Income tax (benefit) / expenses	—	—

The ultimate realization of deferred tax assets depends primarily on the Company’s ability to generate sufficient timely future income of the appropriate character in the appropriate taxing jurisdiction.

 At December 31, 2020 and December 31, 2019, Company has no unrecognized tax benefits.

The significant components of deferred tax assets and liabilities are as follows:

	31-Dec-20	31-Dec-19
Deferred tax assets
Net income / (loss)	(628,041)	(875,243)
Adjustment due to timing difference	7,101	2,020
Adjusted Income due to timing differences	(620,940)	(873,223)
Deferred tax liability	—
Net deferred tax assets	(130,397)	(183,377)
Less: Valuation allowance	130,397	183,377
Deferred tax asset - net valuation allowance	0	0

On an annual basis, the Company has an accumulated deficit or net operating loss carryover of approximately $1,907,434 out of which $402,700 will expire in various years through 2037 if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period ended December 31, 2020 and December 31, 2019, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction. We are not currently involved in any income tax examinations.

NOTE 14- REVENUE

During the year ended December 31, 2020, the Company recognized revenues of $10,000 from a non-refundable application fee for an Incablock construction system (IBCS) license.

During the year ended December 31, 2019, the Company recognized revenues of $15,000 from a non-refundable application fee for an Incablock construction system (IBCS) license.

NOTE 15- CONTINGENCY

As of December 31, 2020, the Company has no ongoing litigation and has no probable contingency losses.

NOTE 16- COMMON STOCK

The Company had 402,700,000 common stock issued and outstanding as at January 1, 2018. The Company issued 1,300,000 shares of its common stock restricted during the year ended December 31, 2019 for cash of $1,000,000. During the year ended December 31, 2020, the company issued 542,700 shares of its common stock-restricted for cash of $385,500.

NOTE 17 – SUBSEQUENT EVENTS

Subsequent to December 31, 2020, the Company has received $110,000 in funds for 154,000 of the Company’s common stock restricted These were issued in private placements under exemption from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

The Company has formed a wholly owned subsidiary in Mexico. The new company is Glohab Mexico S.A. DE C.V. It is in the process of acquiring a tax identification number with SAT. It is believed it will be fully operational and legal by the end of June 2021. There has been no business activity by Glohab Mexico. The company acquired 99% plus of Glohab Mexico S>A. DE C.V. as part of the organizational activities. There has been no other business transacted between Glohab, Inc and Glohab Mexico S.A. DE C.V.

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events”, through the date which the financial statements were available to be issued and there are no other material subsequent events to report.

FINANCIAL STATEMENTS

September 30, 2021 and December 31, 2020

Board of Directors	December, 2021

Glohab, Inc.

The accompanying balance sheet of Glohab, Inc., as of September 30,2021 and December 31, 2020 and the related statements of income for the periods ended September 30, 2021 and the period ended, September 30,2020, have been compiled in accordance with Business Accounting Standards utilized by businesses in the United States. The financials have been prepared using the accrual basis of accounting.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. The accompanying financial statements have not been audited or reviewed and, accordingly, do not have an opinion or any other form of assurance on them.

BALANCE SHEET
As at

	September	December
	30, 2021 Unaudited	31, 2020
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	1,752	6,897
Inventory	17,458	22,458
Prepaid Rent	210	200
Advances to Suppliers	0	0
Total Current Assets	19,420	29,555
FIXED ASSETS
Molds	85,000	85,000
Equipment	0	9,000
(Accumulated Depreciation)	(63,750)	(43,242)
Total Fixed Assets	21,250	50,758
OTHER ASSETS
Deposits-Land	356,015	301,000
Total Other Assets	356,015	301,000
Total Assets	396,685	381,313

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	40,263	40,263
Accrued Expenses	5000	27,250
Payables-Related Parties	672,573	403,763
Total Current Liabilities	717836	471,276
Long Term Liabilities
Notes Payable	27,240	20,321
Total Long Term Liabilities	27,240	20,321
Total Liabilities	745076	491,597
EQUITY
Common Stock-500,000,000 common stock par value .001 authorized. Issued and outstanding as of September 30, 2021 is 404,770,986. Issued and outstanding as of December 31, 2020 is 404,542,700.	404,771	404,543
Additional paid in capital	1,556,879	1,392,607
Retained earnings or (Deficit accumulated during	(2,310,041)	(1,907,434)
development stage)
TOTAL STOCKHOLDER’S EQUITY	(348,391)	(110,284)

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	396,685	381,313

See accompanying notes to financial statements

STATEMENTS OF OPERATIONS

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Ended	Ended	Ended	Ended
	September	September	September	September
	30, 2021 Unaudited	30, 2020	30, 2021 Unaudited	30, 2020

REVENUES	0	10,000	0	10,000

OPERATING EXPENSES

Advertising & Promotion	0	0	0	4,001
Bank Fees	403	35	729	262
Financial Expenses	405	0	1169	48,000
Professional Fees	15586	48,907	53,851	122,814
Other Operating Expenses	106417	63,041	327,350	247,568
Depreciation Expense	7,332	7,420	22,308	21,587

Total Operating Expenses	130,143	119,403	405,407	444,231

NET OPERATING LOSS	(130,143)	(109,403)	(405,407)	(434,231)

OTHER INCOME	2,800	0	2,800	0

Total Other Expenses	2,800	0	2,800	0

NET LOSS BEFORE
INCOME TAXES	(127,343)	(109,403)	(402,607)	(434,231)

INCOME TAX EXPENSE	0	0	0	0

NET LOSS	(127,343)	(109,403)	(402,607)	(434,231)

BASIC LOSS PER COMMON SHARE	(0.00031)	(0.00027)	(0.0099)	(0.00107)

NUMBER OF
COMMON SHARES OUTSTANDING	404,770,986	404,285,500	404,770,986	404,285,500

See accompanying notes to financial statements

GLOHAB, INC.

FKA Global Habitat Resources, Inc.

FKA Southwestern Medical Solutions, Inc.

Unaudited Statement of Shareholder’s Equity Per Share

			Additional		Retained	Total
	Common	Stock	Paid In	Contributed	Earnings	Stockholder’s
	Shares	Amount	Capital	Capital	(Deficit)	Equity

Balance, December 31, 2020	404,542,700	404,543	1,391,157	1,450	(1,907,434)	(110,284)

Shares issued for cash in a private placement during the three months ended March 31, 2021	70,000	70	49,930

Net (Loss) for three months ended March 31, 2021					(139,398)	(139,398)

Balance as at 03/31/21	404,612,700	404,613	1,441,087	1,450	(2,046,832)	(199,682)

Shares issued for cash in a private placement during the three months ended June 30, 2021	84,000	84	59,916			60,000
Net (Loss) for three months ended June 30 ,2021					(135,866)	(135,866)

Balance as at 06/30/21	404,696,700	404,697	1,501,003	1,450	(2,182,698)	(275,548)
Net (Loss) for three months ended September 30, 202					(127,343)	(137,343)
Shares issued for cash in a private placement during the three months ended September 30, 2021	74,286	74	54,426			54,500

Balance as at 09/30/21	404,770,986	404,771	1,555,429	1,450	(2,310,041)	(358,391)

STATEMENT OF CASH FLOWS

	For the 9 months	For the 9 months
	Ended	Ended
	September	September
	30, 2021	30, 2020
	Unaudited
OPERATING ACTIVITIES
Net Loss	(402,607)	(434,231)
Adjustments to reconcile net loss to
cash used by operation activities:

Depreciation	20,508	21,586

Changes in operating, assets & liabilities
Decrease (increase in Inventory	5,000	0
Decrease (increase in Prepaid Rent	(10)	1293
Increase (decrease ) in accounts payable	0	10,455
Increase (decrease ) in accrued expenses	(22,250)	0
Increase (decrease ) in Payable to related party	268,810	145,450

CASH FLOWS USED IN OPERATING
ACTIVITIES	(130,549)	(255,547)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits on Land	(55,015)	(52000)
Sale of Forklift	9000
Purchase of Forklift		(9000)
CASH FLOWS USED IN INVESTING ACTIVITIES	(46,015)	(61000)

CASH FLOWS FROM
FINANCING ACTIVITIES
Common stock	164,500	295,000
Contributed Capital
Proceeds from Notes Payable	6919	10,000
	171419	305,000

Net Increase (Decrease) in cash	(5,145)	(11,447)
Balance at beginning of period	6,897	16,028
Cash at end of period	1,752	4,581

See accompanying notes to financial statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized on August 22, 1997 (date of inception) under the laws of the State of Florida as September Project IV Corp, Inc. The Company changed its name to Fashion Handbags, Inc.com on March 28, 2000 and subsequently to Southwestern Medical Solutions, Inc. on February 24, 2003. It further changed its name to Global Habitat Resources, Inc. (“the Company”) on April 9, 2019. The Company reorganized under 251(g) in April 2020 under the laws of the State of Delaware, and changed the name to Glohab, Inc. The Company is authorized to issue 500,000,000 shares of common stock with par value of $.001.

The Company is a development stage company. In a development stage company, management devotes most of its activities in establishing a new business and developing products. Planned principal product has not produced significant revenue as the Company has been engaged in developing and refining the product for production.

The Company is engaged in offering green products to construct housing and other structures rapidly and economically. It has created a low-skill labour construction system that consist of interlocking, self-aligning, dry stack and modular blocks delivered in kit format for easy construction-assembly anywhere in the world. The Company uses patented, innovative technologies and materials, and powerful methods of supporting contractors and developers that adopt the Company’s products and technologies.

In May 2021, the Company has started forming a wholly owned subsidiary in Mexico. The new company is Glohab Mexico S.A. DE C.V. It is in the process of acquiring a tax identification number with SAT. Until this is done there is no legal entity. The Company plans to have the company legal and operational by December 31, 2021. There has been no business activity by Glohab Mexico. The Company will have acquired 99% plus of Glohab Mexico S.A. DE C.V. as part of the organizational activities when organization of the company is complete. There has been no other business transacted between Glohab, Inc. and Glohab Mexico S.A. DE C.V.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit with banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), specifically ASC 606-10-50-12. This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2019 using the full retrospective method, however the new standard did not have a material impact on its consolidated financial position and consolidated results of operations, as it did not change the manner or timing of recognizing revenue.

Property, Plant and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment ranges from three to ten years. The Company will review its long-lived assets and certain identifiable intangible assets for impairment at the end of each operating period reported. The Company will report these assets at recoverable costs.

Inventory

Inventory is valued at the lower of cost or net realizable value, net realizable value defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.The cost of Inventory is determined under the First in first out (FIFO) method.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Reclassification

Certain prior period amounts have been reclassified to conform with current period presentation with no effect on the Company’s net loss, total assets, liabilities equity or cash flows.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets will not be realized.

Earnings (Loss) Per Share of Common Stock

The Company calculates net income (loss) per share Basic earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. Diluted earnings (loss) per common share reflects the potential dilution that could occur if the securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that is then shared in the loss of the entity.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-00, Leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of January 1, 2019 and will account for their lease in terms of the right of use assets and offsetting lease liability obligations for this new lease under this pronouncement. The adoption of this guidance had no material impact on the financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial instruments. The amendments in this update change how companies measure and recognize credit impairment for many financial assets. The amendment is effective for fiscal years beginning after January 2023. The Company is evaluating the impact of this update.

In December 2019, the FASB issued ASU- 2019-12, Income Taxes. The new standard was issued to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard will be effective for us beginning July 1, 2021, with early adoption permitted. We are currently evaluating the impact of this standard in the financial statements, including accounting policies, processes, and systems.

There were other updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has just commenced its planned principal operations. Without the realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The Company had working capital of ($698,416) and ($441,721) and an accumulated deficit of $2,310,041 and $1,907,434 as of September 30, 2021 and December 31, 2020 respectively. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flow from operations to meet its obligations and/or obtaining additional financing as may be required. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The management’s plan to seek additional capital through private placement of its common stock, but there is substantial doubt raised by these factors regarding the Company’s ability to satisfy its liquidity needs for 12 months from the issuance of the financial statements. However, the Company has no commitments from any third party for the purchase of its equity.

The financial statements do not include adjustments to reflect the possible future effects of on the recoverability and classification of assets or amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – RISK AND UNCERTAINTIES

The Global pandemic caused by Covid-19 developed rapidly in 2020 and resulted in a high level of uncertainty and volatility that impacted business in all sectors.

At this stage the impact to the Company’s business and financial results has not been significant based on the type of business conducted. Based on management’s experience to date, management expects this to remain the case. The Company has taken certain health and safety operational measures and continue to follow government policies and advice. While there has not been a material impact thus far, the timeframe and outcome of the pandemic are uncertain.

NOTE 5 – RELATED PARTY TRANSACTION

The Company accrued $105,000 and $512,743 as compensation to its officers for the period ended September 30, 2021 and December 31, 2020 out of which $22,370 was paid in the period ending September 30, 2021 and $108,980 was paid in the year ended December 31,2020 . The balance will be paid in due course.

An officer of the Company has advanced funds in the amount of $3,100 for the payment of expenses during the period ended September 30, 2021.

The Company has secured funds from Coti Development, Inc. through several notes payable. As of September 30, 2021 and December 31, 2020, the balance of the Notes payables are $15,714 and $20,321 respectfully. The Company also secured funds from a private party in September 2021. The balance of the Notes payable at September 30, 2021 is $27,240.

During the year ended December 31, 2020, the Company sold a kit house i.e. Incablock to Coti Development, Inc. for $10,000.

Payable to Related Parties:

	September 30, 2021	December 31, 2020
Tabitha Correa	$155,059	$80,479
Jeremy Davey	54,500	54,500
James Slayton	47,500	2,500
Daniel Correa	415,514	266,284
Total	$672,573	$403,763

NOTE 6 – WARRANTS AND OPTIONS

As of September 30, 2021, there are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – CASH & CASH EQUIVALENT

During the periods ended September 30, 2021 and December 31, 2020, the Company had $1,752 and $6,897 of cash & cash equivalents respectively.

NOTE 8 – INVENTORY

The Company holds two types of inventories i.e. Incablocks and Stucco material.

As of September 30, 2021 and December 31, 2020, the Company holds Incablocks of $15,382 and $20,382 respectively.

As of September 30, 2021 and December 31, 2020, the Company holds Stucco Material of $2,075 and $2,075 respectively.

The net realizable value of these materials is higher than their costs, hence the Company carries its inventory at its cost.

NOTE 9 – PREPAID RENT

As of September 30, 2021 and December 31, 20, the Company had prepaid rent of $209 and $200 respectively.

NOTE 10 – LIABILITIES

The Company entered into an agreement with What the Future Venture to procure marketing material. Management is disputing the validity of the balance invoiced for $21,200 from What the Future Venture.

The Company is also disputing the balance of the management accrual for a former officer of the Company. The officer departed and has not fulfilled the obligations under the agreement.

The Company has secured funds from a vendor through several notes payment totaling $27,750. A note for $1,750 was made on May 7, 2021. And a note for $3,000 was made on May 18, 2021. There was a note from a private party on September 29, 2021. There were payments totaling $13,500 during the period ending September 30, 2021. As of September 30, 2021 and December 31, 2020, the Company had notes payable of $27,240 and $20,321 respectively.

NOTE 11- PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment is as follows:

	September 30, 2021	December 31, 2021
Molds	$85,000	$85,000
Forklift	-0-	9,000
Less: accumulated depreciation	(63,750)	(43,242)
Net assets	$21,250	$50,758

During the periods ended September 30, 2021 and December 31, 2020, the Company recognized accumulated depreciation of $20,508 and $29,075 respectively. The cost of equipment is depreciated over the estimated useful life of three years utilizing the straight line method of depreciation. The estimate useful life of the Forklift is 10,000 hours. The estimate average use per year is 2,000 hours.

NOTE 12- DEPOSIT IN LAND

In June 2019, the Company entered into an informal arrangement to purchase land from Ana Luisa Ontiveros Lopez Executor of the succession of the property of C. Pantaleon Ontiveros Mendez. A formal agreement was executed subsequently on June 22, 2020. During the year 2019, the Company deposited $200,000 toward the land and purchased petro blocks in the amount of $19,000 for a building project on the land. During the year ended December 31, 2020, the Company deposited an additional $42,000.

Payments during the year ended December 31, 2019	200,000
Petro blocks purchased during the year ended December 31, 2019	19,000
Residential Lots transferred to deposits for land in 2020	40,000
Payments during the year ended December 31, 2020	42,000
Payments during the 9 months ended September 30, 2021	55,015
Total in Deposit in Land as at September 30, 2021	356,015

NOTE 13- CAPITAL COMMITTMENTS

On June 22, 2020, the Company entered into a written agreement to purchase 4,800 square feet of commercial land from Ana Luisa Ontiveros Lopez Executor of the succession of the property of C. Pantaleon Ontiveros Mendez for $480,000. The purchase includes transferring other assets as part of the purchase. See above. As at September 30, 2021, the Company has a capital commitment of $144,985 toward the purchase of land.

NOTE 14– INCOME TAXES

The Company calculates its provision for U.S. federal income taxes based on the current tax law. As the Company maintains a full valuation allowance against its deferred tax assets, there is no income tax expense recorded related to this change other than the Federal AMT credit which are refundable due to the passage of tax reform.

Reconciliation of the income tax expense / (benefit) computed at the U.S. Federal income tax rate to the Company’s reported income tax expense / (benefit) for the periods ended September 30,2021and December 31, 2020 is as follows:

	September 30, 2021	December 31, 2020
	$	$
Profit / (loss) from operations before income tax	(402,607)	(628,041)
Plus or minus timing differences due to depreciation	8034	7,101
Adjusted Profit /(loss)	(394,573)	(620,940)
Income tax rate	21%	21%
Income tax expense at the U.S Federal tax	(82,860)	(130,397)
Adjustments to derive effective tax rate:
Non-deductible stock bases compensation	—	—
Other non-deductible expenses	—	—
Foreign rate differentials	—	—

State and local net of federal benefit	—	—
Valuation allowance	82860	130397
Income tax (benefit) / expenses	—	—

The ultimate realization of deferred tax assets depends primarily on the Company’s ability to generate sufficient timely future income of the appropriate character in the appropriate taxing jurisdiction.

 At September 30, 2021 and December 31, 2020, Company has no unrecognized tax benefits.

The significant components of deferred tax assets and liabilities are as follows:

Nine Months ending 09/30/21	30-Sep-21	31-Dec-20
Deferred tax assets
Net income / (loss)	(402,607)	(628,791)
Adjustment due to timing difference	8034	7,101
Adjusted Income due to timing differences	(394,573)	(621,690)
Deferred tax liability	—	—
Net deferred tax assets	82,860	130,397
Less: Valuation allowance	(82,860)	(130,397)
Deferred tax asset - net valuation allowance	0	0

On an annual basis, the Company has an accumulated deficit or net operating loss carryover of approximately $23,10,041 out of which $402,700 will expire in various years through 2037 if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period ended September 30, 2021 and December 31, 2020, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction. We are not currently involved in any income tax examinations.

NOTE 15- REVENUE

The Company operates two distinct business models.

In the first business model, company offers a “Licensing Program” where a block manufacturer purchases a license for manufacturing the Incablock construction system (IBCS) alone, for this company charges an initial fee, with ongoing royalty fees. The Licensee also has the option to purchase the Company’s Kit building” capability, allowing the block manufacturer to produce and or sell a complete kit format house, commercial, or industrial building. In such cases company supplies the roofing, plumbing, wall and many other components of the KIT. In the second business model, Company sells the product for large orders; the required production is sub-contracted to a local non-licensee manufacturer, using the Company’s own molds.

During the year ended December 31, 2020, the Company recognized revenues of $10,000 sale of an Incablock construction system (IBCS) kit.

During the year ended December 31, 2019, the Company recognized revenues of $15,000 from a non refundable application fee for an Incablock construction system (IBCS) license.

During the period ended September 30, 2021, the Company had no recognized revenues.

NOTE 16- CONTINGENCY

As of September 30, 2021 and December 31, 2020, the Company has no ongoing litigation and has no probable contingency losses.

NOTE 17- COMMON STOCK

The Company had 402,700,000 common stock issued and outstanding as at January 1, 2018. The Company issued 1,300,000 shares of its common stock restricted during the year ended December 31, 2019 for cash of $1,000,000. During the year ended December 31, 2020, the company issued 542,700 shares of its common stock-restricted for cash of $385,500. During the 9 months ended September 30, 2021, the company issued 228,286 shares of its common stock-restricted for cash of $164,500.

NOTE 18 – SUBSEQUENT EVENTS

The Company has started forming a wholly owned subsidiary in Mexico. The new company is Glohab Mexico S.A. DE C.V. It is in the process of acquiring a tax identification number with SAT. Until this is done there is no legal entity. The Company plans to have the company legal and operational by December 31, 2021 There has been no business activity by Glohab Mexico. The company will have acquired 99% plus of Golhab Mexico S>A. DE C.V. as part of the organizational activities when organization of the company is complete. There has been no other business transacted between Glohab, Inc and Glohab Mexico S.A. DE C.V.

Management has evaluated subsequent events, in accordance with FASB ASC Topic 855, “Subsequent Events”, through the date which the financial statements were available to be issued and there are no other material subsequent events to report.

Dealer Prospectus Delivery Obligation

Until all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$9
Legal Fees and Expenses	15,000
Accounting Fees*	12,250
Miscellaneous*	200
Total	$27,450

* Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and by our Bylaws.

Under the Delaware Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The Company had 402,700,000 common stock issued and outstanding as at January 1, 2018. The Company issued 1,300,000 shares of its common stock restricted during the year ended December 31, 2019 for cash of $1,000,000. During the year ended December 31, 2020, the company issued 542,700s hares of its common stock-restricted for cash of $385,500. During the 9 months ended September 30, 2021, the company issued 228,286 shares of its common stock-restricted for cash of $164,500.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of GLOHAB Inc. dated April 1, 2020
3.2	Bylaws dated April 1, 2020
5.1	Opinion of Counsel
10.7	Subscription Agreement.
10.1	Land purchase agreement (translated)
23.1	Consent of Auditor
99.1	Option Agreement
99.2	Option Agreement
99.3	Patent
99.4	Patent Pending
99.5	Power of Attorney

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Item 17. Undertakings

The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a Company amended change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)	that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issues relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on January 31, 2022.

GLOHAB Inc.

By:	/s/ Daniel D. Correa
Daniel D. Correa, President, CEO, CFO Principal Executive Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on December 14, 2021.

GLOHAB Inc.

By:	/s/ Daniel D. Correa
Daniel Correa, President, Secretary, Treasurer, CEO, CFO Principal Executive Officer, Principal Accounting Officer, Director

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